EXHIBIT 32.1
CERTIFICATION
      Pursuant to 18 U.S.C. sec. 1350, the undersigned officer of First BanCorp. (the “Company”) hereby certifies, to such officer’s knowledge, that the Annual report on Form 10-K/A for the year ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 26, 2006	/s/ Luis Beauchamp Luis Beauchamp
Chairman, President and Chief Executive Officer
      This certification accompanies this Form 10-K/A pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section.
      A signed original of this written statement required by Section 906 has been provided to, and will be retained by, the Company and furnished to the Securities and Exchange Commission or its staff upon request.